Exhibit 10.1

Realm Therapeutics plc
Executive Omnibus
Incentive Plan 2016
Adopted on 16 June 2016
(name changed to Realm Therapeutics plc from PuriCore plc in December 2016)

Part A – Definitions & Interpretation

1.
In these Rules, unless the context otherwise requires, the following words and expressions shall have, where the context so admits, the following meanings and shall apply where necessary to all relevant Parts of the Rules:

“Acceptance Notice”	a notice or agreement (which may form the same agreement as the Option Certificate) n the form agreed by the Remuneration Committee from time to time;
“Announcement Date”	the date on which the Company announces its final or interim results for a Financial Year;
“Associated Company”	a company is to be treated as another company’s associated company if at that time one of the two has Control of the other, or both are under the Control of the same person or persons;
“Award”	an award under the Plan which may consist of any or a combination of any of:
(a) a Share Award;
(b) a Market Value Option;
(c) a Nominal Cost Option;
(d) a Linked Option; and
(e) a Stock Appreciation Right.
“Award Certificate”	an Award certificate or agreement in the form agreed by the
"Board”	the Board of the Company (or a duly constituted committee thereof) at which a quorum is present;
“Bonus”	means a cash bonus for which an Eligible Employee may be eligible in respect of a Financial Year;
“Bonus Shares”	those Shares that the Remuneration Committee permits an Eligible Employee to purchase and/or which are acquired or awarded from or as a percentage of his Bonus, as provided for in Rule 6;
“Cause”
means that the Participant (a) has materially breached his or her employment or service contract with his employing company, which breach has not been remedied by the Participant after written notice has been provided to the Participant of such breach, (b) has engaged in disloyalty to any Group Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (c) has disclosed trade secrets or confidential information of the Group to persons not entitled to receive such information, (d) has breached any written noncompetition or non-solicitation agreement between the Participant and his employing company, or (e) has engagedin such other behavior detrimental to the interests of the Group as the Remuneration Committee determines;

“the Code”	the Internal Revenue Code of 1986, as amended;
“the Company”	Realm Therapeutics plc Registered Number 5789798 or, save for Rules 1, 2, 4, 6, 10 and 15.3, such company as shall be at any time the “Acquiring Company” as defined in Rule

“Control”	in relation to a body corporate (“the Body Corporate”) the power of a person which is a member of that body corporate to secure:
(a) by the holding of shares or the possession of voting power in or in relation to the Body Corporate or any other body corporate; or
(b) by virtue of its right to appoint or remove a majority of the board of directors of that Body Corporate; or
(c)
by virtue of any power conferred by the certificate of incorporation, articles of association, bye laws, membership agreement or other document regulating the Body Corporate or any other body corporate that the affairs of the Body Corporate are conducted in accordance with the wishes of that person;

"Daily Official List”	the daily record setting out the prices of all trades in securities conducted on the London Stock Exchange;
“Date of Grant”	the date on which an Award is granted to an Eligible Employee;
“Eligible Employee”
an employee (whether contracted to work-full time or part-time) of any Group Company, including any director other than a non- executive director, who is not bound or due to Retire in the next 12 months (unless that person is employed in a jurisdiction where such restriction would be unlawful);

“Exercise Price”
the amount in pounds sterling (or such other currency as the Remuneration Committee shall determine at the Date of Grant) which a Participant shall pay to acquire a Share on the exercise of an Option being (subject to Rules 2.8, and 13):

(a)
in the case of a Market Value Option or a Linked Option an amount which is not less than the Market Value of a Share on the Date of Grant (or the nominal value of a Share if greater in the case of an Option to subscribe); or

(b)
n the case of a Nominal Cost Option, one pound sterling (or other currency equivalent) in aggregate to acquire all of the Shares over which the Nominal Cost Option is exercised on each occasion of exercise or such greater amount as the Remuneration Committee may determine at the Date of Grant;

“Financial Year”	the annual accounting reference period of the Company;
“Form of Renunciation”	the form of renunciation in the form agreed by the
“Grant Period”	the period of 42 days commencing on any one of the following:
(a) the day following an Announcement Date; or
(b) if the Remuneration Committee so resolves, a day on which exceptional circumstances exist which justify the grant of Awards;
“Group”	the Company and its Subsidiaries, and the phrase “Group Company” shall be construed accordingly;
“Group Employee”	an employee of any Group Company;
“Letter of Grant”	the letter or other communication (which may include electronic communication) in such form agreed by the Remuneration Committee from time to time;

“Linked Bonus”
the gross bonus payable to a Participant on exercise, where a Linked Option is granted in conjunction with the payment of such a Linked Bonus, being an amount not greater than the Exercise Price multiplied by the number of Shares over which the Linked Option is being exercised;

“Linked Option”	an option which is granted in conjunction with a Linked Bonus;
“London Stock Exchange”	London Stock Exchange plc, or any successor body carrying on the business of London Stock Exchange plc;
“Market Value”
on any day, the closing middle market quotation of a Share as derived from the Daily Official List of the London Stock Exchange on that day or on the dealing day which immediately precedes that day or, if the Remuneration Committee so determines, the average of the closing middle market quotations on a number of dealing days, not to exceed five, immediately preceding that day or if on that day the Shares are not listed, the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1192;

“Market Value Option”
an Option granted with an Exercise Price per Share which is not less than the Market Value of a Share at the Date of Grant (and, in the case of an Option to subscribe, not less than the nominal value of a Share), but not including a Linked Option;

“Matching Shares”	a Share Award related to Bonus Shares in accordance with Rule
“Model Code”	any code governing the conduct of dealings in securities by the Directors of the Company which the Company may adopt from time to time;
“New Award”	an award over shares in the Acquiring Company (as defined in Rule 14.6) granted in consideration of the Release of a Subsisting Award and which shall satisfy the following conditions:
(a)
that it is a right or contingent right to acquire such number of shares in the Acquiring Company as has on the acquisition of the New Award an aggregate Market Value equal to the aggregate Market Value of the Shares subject to the Subsisting Award on its Release; and

(b)
that in the case of an Award which is an Option, it has an Exercise Price per Share such that the aggregate price payable on the complete exercise equals the aggregate price which would have been payable on complete exercise of the Subsisting Option;

“NIC”	Class 1 National Insurance Contributions arising in the UK or any social security, social taxes, social insurance or other comparable liabilities arising in any other country;
“NIC Election”
an election in the form envisaged in paragraph 3(B)(1) of Schedule 1 to the Social Security Contribution and Benefits Act 1992 as a result of which the secondary (employer’s) NIC liability in respect of the exercise of an Option or the Vesting or Release (as the case may be) of an Award (other than an Option) becomes the Participant’s liability;

“Nominal Cost Option”	an Option whereby the aggregate price payable for the acquisition of the Shares on any exercise of that Option shall be one pence sterling (or other currency equivalent);

“Notice of Exercise”	the notice of exercise in the form agreed by the Remuneration Committee from time to time;
“Option”
an Award made in the form of a right to acquire Shares granted or to be granted pursuant to Rules 2.2, 2.6, 4.1 or and the term “Option” shall be construed to mean a “Market Value Option” or, save in relation to Part B, a “Linked Option” or a “Nominal Cost Option” or such combination of them as the context requires;

“Option Certificate”	the certificate or agreement evidencing the grant of an Option or Stock Appreciation Right in the form agreed by the Remuneration Committee from time to time;
“Other Plan”	any plan (other than this Plan) which provides for the subscription of Shares or transfer of Treasury Shares by or on behalf of employees of the Group;
“Participant”	an Eligible Employee who has been granted and remains entitled to a Subsisting Award or (where the context admits) his legal Personal Representative(s);
“Performance Condition”
a condition imposed by the Remuneration Committee whereby an Award may be granted on terms that it shall not Vest or be Released (as the case may be) until and to the extent that such condition has been satisfied;

“Performance Period”	the period over which a Performance Condition shall be measured to determine whether Awards shall Vest or be Released (as the case may be);
“Personal Representative”
the person or persons appointed to administer a deceased person’s estate, or any equivalent under the applicable law, including the Participant’s spouse or descendents or forebears, where the context so requires;

“Plan”	the Realm Therapeutics plc Executive Omnibus Incentive Plan 2016 constituted and governed by the Rules with and subject to any amendments thereto properly effected;
“Release Date”
subject to Rules 5 and 14, in respect of a Share Award which is made subject to Restrictions, the date or dates on which those Restrictions end and the expressions “Release” and “Release Date” shall have a corresponding meaning, provided that if the Release Date of any such Share Award would otherwise fall within a close period or a period when a Participant is prohibited by the Model Code, statute order or regulation from dealing in Shares or rights over or interests in Shares, the Release Date shall be the day following the end of such close or other period;

‘‘Remuneration Committee’’
a duly constituted committee of the Board delegated with authority to consider the remuneration of directors and senior employees of the Company and to oversee the operation of this Plan and exercise any discretions under these Rules;

“Restricted Shares”	an Award of Shares which is subject to Restrictions;
“Restrictions”
the conditions that shall apply to Restricted Shares, such that the Participant shall have beneficial ownership of the Shares which comprise that Award from the Date of Grant, but shall irrevocably agree not to sell, transfer or otherwise dispose of the Shares until the applicable Release Date;

“Retirement”
cessation of a Participant’s employment or office with a Group Company at his contractual retirement age, or at such other age as the Remuneration Committee agrees in its discretion is the Participant’s retirement age and the term “Retire” shall have a corresponding meaning;

“Rules”	the rules of this Plan as the same may be amended from time to time and "Rule” shall be construed accordingly;
“Share”	an Ordinary Share in the capital of the Company which is, was or will be fully paid on issue;
“Share Award”	an Award under Part C of this Plan made in such form specified in Rule 4.1 as the Remuneration Committee shall specify at the Date of Grant;
“Stock Appreciation Right”
an Award which at its Date of Grant is specified as a right to receive a cash sum or Shares equivalent to the growth in value of a Share (or number of Shares) between the Date of Grant and the date of exercise, multiplied by the number of Shares subject to the Stock Appreciation Right;

“Subsidiary”	a company or other body corporate in which the Company holds a majority of the voting rights or a majority of the economic interest and which is under the Control of the Company;
“Subsisting Award”
a Share Award, Stock Appreciation Right or Option (in which case the term “Subsisting Option” shall have a corresponding meaning as required and shall be read as also applying to Stock Appreciation Rights) which has been granted and which has not been surrendered, renounced, or, in the case of a Share Award (other than an Option), Vested or Released (as the case may be), or in the case of an Option or Stock Appreciation Right, Vested and exercised in full nor in either case otherwise lapsed;

“Tax Liability”
a liability to account for any tax, primary (employee’s) NIC, or other levy in respect of an Award by the Company or other Group Company (the “Relevant Company”), whether by reason of the grant, Vesting, Release or exercise of an Award or the sale of acquired Shares;

“Treasury Shares”	shares as Chapter 6 of Part 18 of Companies Act 2006;
“Trust”	any employee share ownership trust which has been or may be established from time to time by the Company or any other Group Company to operate in conjunction with this Plan;
“Trustee”	the trustee or trustees for the time being of the Trust;
“Vesting Date”	subject to Rules 3, 5, 9 and 14, in respect of an Award, other than Restricted Shares, the date or dates on which a Participant becomes unconditionally entitled to:
(a) exercise an Option or Stock Appreciation Right; and /or
(b) a beneficial interest in Shares subject to a Share Award (other than an Option)
and the expression “Vesting”, “Vest and “Vested” and related terms shall have a corresponding meaning.

1.2	In these Rules, except insofar as the context otherwise requires:

(i)	words denoting the singular shall include the plural and vice versa;

(ii)	words importing a gender shall include every gender and references to a person shall include bodies corporate and unincorporated and vice versa;

(iii)
references to any enactment shall be construed as a reference to that enactment as from time to time amended, modified, extended or re-enacted and shall include any orders, regulations, instruments or other sub-ordinate legislation made under the relevant enactment; and

(iv)	headings and captions are provided for reference only and shall not be considered as part of the Plan.
Part B - Options

2.	Grant of Options
2.1    For the purposes of this Part B, references to the term Option shall mean only Market Value Options.

2.2
Subject to Rule 16.4 and to the limits set out in Rule 10 and Rule 11 and to the recommendation of the Remuneration Committee, the Company (or the Trustee where appropriate) may at any time during a Grant Period, grant Options to such employees as are Eligible Employees and are selected to receive an Option, upon the terms set out in the Plan.

2.3
Options may be granted subject to a Performance Condition and where granted to executive directors of any Group Company shall be subject to such a Performance Condition. The Performance Condition shall, subject to Rules 3.4(i)(a), 3.5 and 3.6, not be capable of amendment or waiver unless events happen which cause the Remuneration Committee to consider that the relevant Performance Condition has ceased to be appropriate whereupon the Remuneration Committee may, at any time, amend, relax or waive the Performance Condition.

2.4
The Remuneration Committee may determine or recommend to the Trustee that the Vesting of an Option will be subject to any other objective conditions in addition to any Performance Conditions (including, without limitation, a condition requiring that the Participant maintain a certain holding of Shares).

2.5	An Option may be granted subject to a condition that the Participant is required to:

(i)	bear the cost of all or part of the secondary NIC, if any, which arises in respect of the exercise of the Option; and/or

(ii)	enter into an NIC Election; or

(iii)
accept that an NIC Election that has already been entered into will apply to the Market Value Option being granted in which case any secondary NIC due on the exercise of the Option shall be payable by or recoverable from that Participant in accordance with Rule 12.3 provided that the Remuneration Committee may in its discretion at any time or times release the Participant from his liability or reduce his liability hereunder provided that where an NIC Election has been entered into between the relevant Group Company and that Participant any amendment to that election to reduce the Participant’s liability will require prior approval of HM Revenue and Customs.
Where a Option is granted subject to (ii) or (iii) above and at the date of exercise no valid NIC Election is in place then the Option shall be deemed to have been granted subject to (i) above.

2.6
Options shall be granted by the Company (or the Trustee where appropriate) by resolution, deed or in such manner as shall be considered appropriate in order to effect such grant. A Letter of Grant and an Option Certificate evidencing the grant shall be despatched as soon as practicable after the Date of Grant to each Participant.

2.7	The Option Certificate and the Letter of Grant shall specify:

(a)	the Date of Grant;

(b)	the number of Shares subject to the Option;

(c)	the Exercise Price;

(d)	the event or events mentioned in Rule 3.4(i) and the date mentioned at Rule 3/8(i); and

(e)	the Performance Condition (if any) and the applicable Performance Period (or period on the expiry of which the Option may be exercised, if applicable).

2.8
Where the circumstances in Rule 14.5 apply, New Awards may be granted in consideration for the release of Subsisting Awards granted under the Plan. Such New Awards are deemed to be equivalent to the old Options and to have been granted within the terms of this Plan.

2.9
If the Remuneration Committee so determines, within 30 days of the Date of Grant a Participant may be required to complete and submit to the Company an Acceptance Notice and/or NIC Election and any other documentation required by the Remuneration Committee. An Option shall be treated as surrendered upon the expiry of this period if an Acceptance Notice and/or NIC Election and any other documentation required have not been received by the Company and shall for all purposes be treated as never having been granted.

2.10
No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Option Certificate shall carry a statement to this effect. This Rule 2.10 shall not prevent the Option of a deceased Participant being exercised by his Personal Representative(s) within the terms of these Rules.

3.    Exercise and lapse of Options

3.1
The exercise of any Option granted under this Part B shall be effected in the form and manner prescribed by the Remuneration Committee and, unless the Remuneration Committee determines otherwise, any Notice of Exercise shall take effect only when received by the Company together with the relevant exercise monies or an agreement to provide such monies pursuant to arrangements acceptable to the Company.

3.2
Subject to Rule 3.3, an Option shall Vest and may be exercised by the Participant or, if deceased, by his Personal Representative, on the date or dates (or on the expiry of the periods) specified in the Letter of Grant and/or the Option Certificate.

3.3	Subject to Rules 3.4(i)(a), 3.5 and 3.6, an Option shall Vest only to the extent that any Performance Condition and any other conditions attaching to the Option have been satisfied.

3.4
Subject to each of the succeeding rules of this Rule 3, an Option may also be exercised by the Participant or, if deceased, by his personal representative at the time of or any time following the occurrence of the earliest of the following events:

(i)	upon a Participant ceasing to be a Group Employee (other than for Cause) where:

(a)
the Option Certificate or Letter of Grant specifies that cessation of employment in the applicable circumstances shall trigger exercise to the extent specified in the Letter of Grant or Option Certificate; or

(b)
the Remuneration Committee determines, in its absolute discretion, that exercise of the Option (or part thereof) shall be triggered by the cessation of employment (such discretion to be exercised within 90 days of cessation of employment); and

(ii)	upon an event giving a right of exercise in accordance with the provisions of Rule 14.

3.5
The Remuneration Committee may, in its discretion (or when exercising its discretion under Rule 3.4(i)(b)), determine that an Option shall not Vest under Rule 3.4(i) but shall instead Vest at the end of the Performance Period to the extent that the Performance Condition is satisfied at the end of the Performance Period. When exercising its discretion under Rule 3.4(i)(b) the Remuneration Committee shall have regard to the length of time elapsed since the Date of Grant and the extent to which any Performance Condition has been satisfied at the time of the event provided that the Remuneration Committee may, at its absolute discretion, determine that the Option shall Vest in full.

3.6
Where an event within Rule 3.4 (ii) occurs, the Option shall Vest pro rata to the length of time elapsed since the Date of Grant and to the extent to which any Performance Condition has been satisfied provided that the Remuneration Committee may, at is discretion, determine that the Option shall Vest in full. In determining whether and to what extent any Performance Condition has been satisfied where this discretion is not exercised, the Remuneration Committee shall have regard to the performance to date at the time of the event.

3.7
If a Participant gives or is given notice to terminate his employment or office such that he will no longer be a Group Employee, his Option will not be exercisable until such day (if any) as specified in the Option Certificate or Letter of Grant or as the Remuneration Committee so permits prior to the lapse of the Option.

3.8	An Option shall lapse and become thereafter incapable of exercise on the earliest of the following events:

(i)	the tenth anniversary of the Date of Grant or such earlier date specified by the Remuneration Committee and stated in the Letter of Grant and/or Option Certificate;

(ii)
(a) if a Participant ceases to be a Group Employee for a reason other than Cause (i) the date on which an Option shall lapse as specified in the Option Certificate or Letter of Grant; or (ii) if no such date is specified, 90 days following cessation of employment unless the Remuneration Committee has exercised its discretion in accordance with Rule 3.4(i)(b), in which case the Option (or relevant part thereof) shall lapse on the date or at the end of the period specified by the Remuneration Committee or (b) if a Participant ceases to be a Group Employee for Cause, the date of cessation of employment;

(iii)	on the date of lapse determined in accordance with Rule 14;

(iv)
in respect of any part of an Option, the date (being a date not later than 90 days after the end of the Performance Period) when the Remuneration Committee has determined that the Performance Condition (if any) has not been met in respect of that part or proportion of the Option;

(v)	the Participant being adjudicated bankrupt; and

(vi)	the surrender of the Option by the Participant.

3.9
Subject to Rules 3.12 and 12, within 30 days after an Option has been exercised by any Participant, the Company shall allot to him or, as appropriate, transfer as Treasury Shares or procure the transfer to him of the number of Shares in respect of which the Option has been exercised (or, if such transfer or allotment in such period would be prohibited by the Model Code, at the earliest practicable time after such prohibition has lifted).

3.10	Subject to Rule 12, the Company may, in lieu of allotting or transferring Shares in accordance with this Rule 3, make arrangements to facilitate cashless exercise through a broker.

3.11
All Shares allotted or issued under this Plan pursuant to the exercise of Options shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the allotment or issue.

3.12
For so long as the Shares in the Company are admitted to dealings on the London Stock Exchange or any other stock exchange, the Company shall apply for Shares in respect of which an Option has been exercised to be admitted to dealing, if they were not so admitted already.

Part C - Share Awards

4.	Grant of Share Awards

4.1
Subject to Rule 16.4 and to the limits set out in Rule 10 and Rule 11 and to the recommendation of the Remuneration Committee, the Company (or the Trustee where appropriate), may at any time during a Grant Period, make Awards of Shares to Eligible Employees in accordance with the terms of these Rules. A Share Award may comprise:

(a)	a conditional right to receive Shares for no payment;

(b)	an award of Restricted Shares;

(c)	the grant of a Nominal Cost Option;

(d)	the grant of a Linked Option;

(e)	an award of Bonus Shares and, if so determined, a related award of Matching Shares, the latter award being on the terms of and subject to the satisfaction of a Performance

Condition in accordance with Rule 6 unless the Remuneration Committee specify to the contrary at the Date of Grant; or

(f)
such other form of Share Award as the Remuneration Committee considers appropriate or desirable provided that such Awards are not economically materially different from the Awards specified in 4.1(a) to 4.1(e).

4.2
Share Awards may be granted subject to a Performance Condition and where granted to executive directors of any Group Company shall be subject to such a Performance Condition. The Performance Condition shall subject to Rules 5.3(i)(a), 5.4 and 5.5,not be capable of amendment or waiver unless events happen which cause the Remuneration Committee to consider that the relevant Performance Condition has ceased to be appropriate whereupon the Remuneration Committee may, at any time, amend, relax or waive the Performance Condition.

4.3	A Share Award may be granted subject to a condition that the Participant is required to:

(i)	bear the cost of all or part of the secondary NIC, if any, which arises in respect of the Vesting, Release or exercise (as the case may be) of the Share Award; and/or

(ii)	enter into an NIC Election; or

(iii)	accept that an NIC Election that has already been entered into will apply to the Share Award being granted in which case any secondary NIC due on the Vesting, Release or exercise of the Share Award shall be payable by or recoverable from that Participant in accordance with Rule provided that the Remuneration Committee may in its discretion at any time or times release the Participant from his liability or reduce his liability hereunder provided that where an NIC Election has been entered into between the relevant Group Company and that Participant any amendment to that election to reduce the Participant’s liability will require prior approval of HM Revenue and Customs.
Where a Share Award is granted subject to (ii) or (iii) above and at the date of Vesting, Release or exercise (as the case may be) no valid NIC Election is in place then the Share Award shall be deemed to have been granted subject to (i) above.

4.4
Share Awards shall be granted by the Company (or the Trustee) by resolution, deed or in such manner as shall be considered appropriate. A Letter of Grant and an Award Certificate evidencing the Award shall be despatched as soon as practicable after the Date of Grant to each Participant.

4.5	The Award Certificate and the Letter of Grant shall specify:

(a)	the Date of Grant;

(b)	the number of Shares subject to the Award;

(c)	the form of the Award;

(d)	the event or events mentioned in Rule 5.3(i) and the date mentioned at Rule 7.3(g);
(e) the Performance Condition (if any) and the applicable Performance Period (if any);

(f) in the case of an Award other than Restricted Shares, the Vesting Date;

(g)	if the Award is in the form of a Nominal Cost Option or a Linked Option granted in conjunction with a Linked Bonus, a statement to that effect;

(h)	in the case of Restricted Shares:

(i)	the Release Date;

(ii)	whether the Participant has the right to receive dividends on the Restricted Shares and if so on what terms;

(iii)	whether the Participant has the right prior to the Release Date to direct the Trustee in respect of voting on the Restricted Shares; and

(i)	whether the Participant has any beneficial or legal ownership of the Shares subject to the Share Award prior to the Release Date or Vesting Date.

4.6
Where the circumstances in Rule 14.5 apply, New Awards may be granted in consideration for the release of Subsisting Awards granted under the Plan. Such New Awards are deemed to be equivalent to the old Awards and to have been granted within the terms of this Plan.

4.7
If the Remuneration Committee so determines, within 30 days of the Date of Grant a Participant may be required to complete and submit to the Company an Acceptance Notice and/or NIC Election and any other documentation required by the Remuneration Committee. A Share Award shall be treated as surrendered upon the expiry of this period if an Acceptance Notice and/or NIC Election and any other documentation required have not been received by the Company and shall for all purposes be treated as never having been granted.

4.8
No Share Award may be transferred, assigned or charged and any purported transfer, assignment or charge shall be void ab initio. Each Award Certificate shall carry a statement to this effect. This Rule 4.8 shall not prevent the transfer of Shares subject to a Share Award to a Participant’s Personal Representatives within the terms of these Rules.

5.	Vesting & Release of Share Awards

5.1	Subject to Rule 5.2, any Share Award shall Vest or be Released (as the case may be) on the date or dates (or expiry of the periods) specified in the Letter of Grant and/or Award Certificate.

5.2
A Share Award shall Vest or be Released (as the case may be) under Rule 5.1 only to the extent to which any Performance Condition and any other conditions attaching to the Share Award have been satisfied.

5.3	Subject to each of the succeeding rules of this Rule 5, a Share Award shall also Vest or be Released (as the case may be) at the time of the occurrence of the earliest of the following events:

(i)	upon a Participant ceasing to be a Group Employee (other than for Cause) where:

(a)
the Award Certificate or Letter of Grant specifies that cessation of employment in the applicable circumstances shall trigger Vesting or Release (as the case may be) to the extent specified in the Letter of Grant or Award Certificate; or

(b)
the Remuneration Committee determines, in its absolute discretion, that the Award (or part thereof) shall Vest or be Released (as applicable) on the cessation of employment (such discretion to be exercised within 90 days of cessation of employment); and

(ii)	upon an event in accordance with the provisions of Rule 14.

5.4
The Remuneration Committee may, at its discretion (or when exercising its discretion at Rule 5.3(i)(b)) determine that a Share Award shall not Vest or be Released under Rule 5.3(i)(b) but shall instead Vest or be Released at the end of the Performance Period to the extent that the Performance Condition is satisfied at the end of the Performance Period. When exercising its discretion under Rule 5.3(i)(b) the Remuneration Committee shall have regard to the length of time elapsed since the Date of Grant and the extent to which any Performance Condition has been satisfied at the time of the event provided that the Remuneration Committee may, at its absolute discretion, determine that the Share Award shall Vest or be Released (as the case may be) in full.

5.5
Where an event within Rule 5.3 (ii) occurs, the Share Award shall Vest or be Released (as the case may be) pro rata to the length of time elapsed since the Date of Grant and to the extent to which any Performance Condition has been satisfied provided that the Remuneration Committee may, at is discretion, determine that the Share Award shall Vest or be Released (as the case may be) in full. In determining whether and to what extent any Performance Condition has been satisfied where this discretion is not exercised, the Remuneration Committee shall have regard to the performance to date at the time of the event.

5.6
If a Participant gives or is given notice to terminate his employment or office such that he will no longer be a Group Employee, his Share Award shall not Vest or be Released until such day (if any) as specified in the Award Certificate or Letter or Grant or as the Remuneration Committee so permits prior to the lapse of the Share Award.

5.7	Subject to Rule 7.3(f), on the exercise of a Linked Option the succeeding provisions of this Rule 5.7 shall apply:

(a)
on the exercise of the Linked Option in whole, and provided either the Performance Condition is at that time satisfied in full or no Performance Condition was imposed on grant of the Linked Option, the Company shall, subject to Rule 5.7(c), make or procure the making of a Linked Bonus;

(b)
on the exercise of the Linked Option in part only (whether because the Performance Condition is only partially met or where the Performance Condition is met in full or no Performance Condition was imposed on grant of the Linked Option but the Option is exercised in part only), the Company shall, subject to Rule 5.7(c), make or procure the making of a payment equal to an amount in pounds sterling calculated by multiplying the number of Shares over which the Linked Option is exercised on that occasion by the Exercise Price per Share;

(c)
if the Performance Condition is met in whole or in part or no Performance Condition was imposed on grant of the Share Award but at the time that the Linked Option first becomes exercisable, the Market Value of a Share is lower than the Exercise Price, the Linked Option will lapse in accordance with Rule 7.3(e) in which case the Company shall transfer or procure the transfer to the Participant as soon as reasonably practicable (subject to all deductions as may be required by law for the payment of any Tax Liability)

such number of Shares as is equal to an amount calculated by multiplying the number of Shares over which the Linked Option would have been exercisable but for its lapse under Rule 7.3(e) by the Market Value of a Share on the date on which the Linked Option would otherwise have first become exercisable.

6.	Bonus Shares & Matching Shares

6.1
The Remuneration Committee may in its absolute discretion and subject to the limits set out at Rule 10 determine that a percentage of an Eligible Employee’s Bonus, being such percentage as the Remuneration Committee may determine, shall be awarded as Bonus Shares upon the terms set out in these Rules and upon such other terms as the Remuneration Committee may specify at the time of the Award. Such an Award may be made in any one of the following ways: by an Eligible Employee agreeing prior to the date on which entitlement to any Bonus arises that part of the Bonus which he might otherwise receive shall instead be comprised in an Award conferring a contingent right or other future interest over Bonus Shares (and, if appropriate, an Award of Matching Shares); or by the entitlement to a Bonus being computed from the outset as a right to receive settlement thereof partly in cash and partly in an Award of Bonus Shares (and, if appropriate, an Award of Matching Shares), the relative proportions of cash and Bonus Shares being specified by the Remuneration Committee.

6.2
Unless otherwise determined by the Remuneration Committee, the number of Shares comprised in an Award of Bonus Shares pursuant to Rules 6.1(a) or 6.1(b) shall equal the number of Shares which could have been acquired with the element of the Bonus (before tax and any other withholdings which would have been applicable) in respect of which the Bonus Shares award is awarded at the price per Share equal to the average middlemarket quotations of Shares in the Company on each of the seven dealing days immediately preceding the Date of Grant.

6.3
Bonus Shares awarded pursuant to Rule 6.1(a) or 6.1(b) shall Vest and be transferred to the Participant free of restrictions as soon as practicable upon the occurrence of the earliest of the following events:

(i)	Upon a Participant’s cessation of employment with the Group other than for Cause;

(ii)	The expiry of the period or on the date specified in the Letter of Grant and/or Award Certificate; and

(iii)	Upon an event in accordance with the provisions of Rule 14.

6.4
Subject to Rule 16.4 and to the limit set out in Rule 10, the Remuneration Committee may at its discretion award Matching Shares to each Participant in respect of his Bonus Shares acquired or awarded under Rule 6.1 above, on the terms set out in this Rule 6.4 and such other terms as the Remuneration Committee may specify at the Date of Grant. The Award of Matching Shares shall be a contingent Award of Shares (which may comprise an Award in any form permitted under Rule 4.1) and shall:

(a)	subject to Rules 5.3 to 5.6, not Vest prior to such date or the expiry of such period as may be specified at the Date of Grant;

(b)	be computed by reference to the gross Bonus waived pursuant to Rule 6.1(a) or applied pursuant to Rule 6.1(b);

(c)
be subject to the satisfaction of Performance Condition(s) unless the Remuneration Committee specify to the contrary at the Date of Grant (which it may not do in the case of Matching Shares awarded to executive directors of any Group Company); and

(d)	be subject to the terms of Rules 5.3 to 5.6 in the event of the Participant’s cessation of employment or the occurrence of an event set out in Rule 14 prior to Vesting.

6.5	The number of Matching Shares awarded shall be according to such ratio as the Remuneration Committee may in its absolute discretion determine prior to the Date of Grant of the Matching Shares.

7.	Delivery of Shares and lapse of Share Awards

7.1
The delivery of Shares subject to a Share Award, an Award of Bonus Shares or Matching Shares, or such other Award made within the terms of Rules 5 or 6 shall be effected in such form and manner as the Remuneration Committee from time to time prescribe and shall be subject to Rule 12.

7.2
Subject to the succeeding sections of this Rule 7, Shares subject to a Share Award granted under the Plan will not be transferred or allotted and issued to a Participant prior to the Release Date or Vesting Date (as appropriate).

7.3	A Share Award (or as the case may be part of a Share Award) or an Award of Bonus Shares or Matching Shares (except where specified) shall lapse on the earliest of the following dates:

(a)	the surrender of the Share Award, or Award of Bonus Shares or Matching Shares by the Participant;

(b)
(i) except in the case of Bonus Shares, if a Participant ceases to be a Group Employee other than for Cause (a) the date on which a Share Award or Award of Matching Shares shall lapse as specified in the Award Certificate or Letter of Grant or (b) if no such date is specified, 90 days following such cessation of employment but so that the Share Award or Award of Matching Shares shall not Vest or be Released following the cessation of employment unless the Remuneration Committee exercises its discretion to allow a Share Award or Award of Matching Shares (or part thereof) to Vest or be Released pursuant to Rule 5.3(i)(b) or (ii) if a Participant ceases to be a Group Employee for Cause, the date of cessation of employment;

(c)	except in the case of Bonus Shares, the date of lapse determined in accordance with Rule 14;

(d)
in respect of any part of a Share Award or Award of Matching Shares, the date (being a date not later than 90 days after the end of the Performance Period) when the Remuneration Committee has determined that the Performance Condition (if any) has not been met in respect of that part or proportion of the Share Award;

(e)	in the case of a Linked Option, on the day it would otherwise first be exercisable if the Exercise Price is higher than Market Value on that day;

(f)	in the case of a Nominal Cost Option or a Linked Option 90 days after the Vesting Date; and

(g)	the tenth anniversary of the Date of Grant or such earlier date specified by the Remuneration Committee and stated in the Letter of Grant and/or Award Certificate.

7.4
Subject to Rules 7.8 and 12, on the Release Date for Restricted Shares, the exercise of a Nominal Cost Option or Linked Option or the Vesting of other Awards under this Part C, the number of Shares subject thereto which have been Released or acquired on exercise or Vesting (as the case may be) shall be transferred or allotted and issued fully paid to or as directed by the Participant within 30 days of the Release Date, exercise date or Vesting Date (as appropriate) or if such transfer or allotment in such period would be prohibited by the Model Code at the earliest practicable time after such prohibition has lifted. The Company and/or the Trustee shall arrange for the delivery of a definitive share certificate or other evidence of title in respect thereof.

7.5
Where a Linked Bonus is payable in accordance with Rule 5.7, the Company shall, as soon as reasonably practicable, pay or procure the payment of such an amount to the Participant or where necessary, hold such amount as payment towards the aggregate Exercise Price which the Participant will need to pay on the exercise of the Linked Option, subject to such deductions as may be required by law for the payment of any Tax Liability.

7.6
The exercise of a Nominal Cost Option or Linked Option under this Part C shall be effected in the form and manner prescribed by the Remuneration Committee and, unless the Remuneration Committee determines otherwise, any Notice of Exercise shall take effect only when received by the Company together with the relevant exercise monies or an agreement to provide such monies pursuant to arrangements acceptable to the Company.

7.7
Save for any rights determined by reference to a record date preceding the date of allotment or transfer, Shares acquired under a Share Award shall rank pari passu with other shares of the same class as Shares then in issue.

7.8
For so long as the Shares in the Company are admitted to dealing on the Official List of the London Stock Exchange or any other stock exchange, the Company shall apply for Shares in respect of Share Award which has been exercised (in the case of a Nominal Cost Option or a Linked Option), Released (in the case of Restricted Shares) or Vested (in the case of other Share Awards) to be admitted to dealing, if they were not so admitted already.

Part D - Stock Appreciation Rights

8.	Grant of Stock Appreciation Rights

8.1
Subject to Rule 16.4 and to the limits set out in Rules 10 and 11, and to the recommendation of the Remuneration Committee, the Company (or the Trustee where appropriate) may at any time during a Grant Period, grant Stock Appreciation Rights to such employees as are Eligible Employees and are selected to receive a Stock Appreciation Right, upon the terms set out in the Pin.

8.2	Rules 2.5, 2.6, 2.8, 2.9 and 2.10 shall apply to the grant of Stock Appreciation Rights and references to Options in those Rules shall be read as referring to Stock Appreciation Rights.

8.3	The Option Certificate and Letter of Grant shall specify:

(a)	the Date of Grant;

(b)	the number of Shares subject to the Stock Appreciation Right:

(c)	the value of a Share at the Date of Grant; and

(d)	the event or events mentioned in Rule 9.3(i) and the date mentioned at Rule 9.7(i); and

(e)	the period, on the expiry of which, the Stock Appreciation Right may be exercised.

9.	Exercise and lapse of Stock Appreciation Rights

9.1
The exercise of a Stock Appreciation Right granted under this Part D shall be effected in the form and manner prescribed by the Remuneration Committee and, unless the Remuneration Committee determines otherwise, any Notice of Exercise shall take effect only when received by the Company.

9.2
A Stock Appreciation Right shall Vest and may be exercised by the Participant or, if deceased, by his Personal Representative, on the date or dates (or on the expiry of the periods) specified in the Letter of Grant and/or Option Certificate.

9.3
Subject to each of the succeeding rules of this Rule 9, a Stock Appreciation Right may also be exercised by the Participant or, if deceased, by his personal representative at the time of or any time following the occurrence of the earliest of the following events:

(i)	upon a Participant ceasing to be a Group Employee (other than for Cause) where:

(a)
the Option Certificate or Letter of Grant specifies that cessation of employment in the applicable circumstances shall trigger exercise to the extent specified in the Letter of Grant or Option Certificate; or

(b)
the Remuneration Committee determines, in its absolute discretion, that exercise of the Stock Appreciation Right (or part thereof) shall be triggered by the cessation of employment (such discretion to be exercised within 90 days of cessation of employment); and

(ii)	upon an event giving a right of exercise in accordance with the provisions of Rule 14.

9.4
The Remuneration Committee may, at its discretion, (or when exercising its discretion under Rule 9.3(i)(b)) determine that a Stock Appreciation Right shall not Vest under Rule 9.3(i) but shall instead Vest at the end of the period or on the date specified at the Date of Grant (under Rule 9.2) based on the Market Value of a Share on the expiry of the period or date specified.

9.5
Where an event within Rule 9.3 (ii) occurs, the Stock Appreciation Right shall Vest pro rata to the length of time elapsed since the Date of Grant (unless the Remuneration Committee determines, at its discretion, that the Stock Appreciation Right shall Vest in full) and based on the Market Value of a Share on the date the event occurs under Rule 14.

9.6
If a Participant gives or is given notice to terminate his employment or office such that he will no longer be a Group Employee, his Stock Appreciation Right will not be exercisable until such day (if any) as specified in the Option Certificate or as the Remuneration Committee so permits prior to the lapse of the Stock Appreciation Right.

9.7	A Stock Appreciation Right shall lapse and become thereafter incapable of exercise on the earliest of the following events:

(i)	the tenth anniversary of the Date of Grant or such earlier date specified by the Remuneration Committee and stated in the Letter of Grant and/or Option Certificate;

(ii)
(a) if a Participant ceases to be a Group Employee for a reason other than Cause (i) the date on which an Option shall lapse as specified in the Option Certificate or Letter of Grant; or (ii) if no such date is specified, 90 days following cessation of employment unless the Remuneration Committee has exercised its discretion in accordance with Rule 9.3(i)(b), in which case the Stock Appreciation Right (or relevant part thereof) shall lapse on the date or at the end of the period specified by the Remuneration Committee or (b) if a Participant ceases to be a Group Employee for Cause, the date of cessation of employment;

(iii)	on the date of lapse determined in accordance with Rule 14;

(iv)	the Participant being adjudicated bankrupt; and

(v)	the surrender of the Option by the Participant.

9.8
Subject to Rules 9.10 and 12, within 30 days after a Stock Appreciation Right has been exercised by any Participant, the Company shall allot or re-issue Treasury Shares to him or, as appropriate, procure the transfer to him of the number of Shares in respect of which the Stock Appreciation Right has been exercised (or, if such transfer, re-issue or allotment in such period would be prohibited by the Model Code, at the earliest practicable time after such prohibition has lifted). The number of Shares to which the Participant shall be determined based on the Market Value of a Share on the effective date of exercise (as determined under Rule 9.1).

9.9
All Shares allotted or issued under this Plan pursuant to the exercise of Stock Appreciation Rights shall rank equally in all respects with the shares of the same class then in issue except for any rights attaching to such shares by reference to a record date prior to the date of the allotment or issue.

9.10
For so long as the Shares in the Company are admitted to dealings on the London Stock Exchange or any other stock exchange, the Company shall apply for Shares in respect of which a Stock Appreciation Right has been exercised to be admitted to dealing, if they were not so admitted already.

Part E - Rules Applying to both Options & Share Awards and Stock
Appreciation Rights

10.	Plan Limits

10.1
Awards (whether in the form of Options or a Share Award) may be granted pursuant to these Rules provided that such Awards shall be limited and take effect so that the grant does not result in the aggregate of:

(a)	the number of Shares which remain issuable or Treasury Shares which remain transferrable pursuant to Subsisting Awards granted under the Plan;

(b)	the number of Shares which have been issued or Treasury Shares which have been transferred pursuant to Awards granted under the Plan; and

(c)
the number of Shares which have been issued or Treasury Shares which have been transferred or which remain issuable or transferrable pursuant to rights granted under any Other Plan or any other agreement under which options over Shares are granted to non-executive directors of any Group Company or a consultant providing services to any Group Company pursuant to awards made in the preceding ten years; and

(d)	excluding any Shares which have been issued or remain issuable or Treasury Shares which have transferred or remain transferable as Bonus Shares in accordance with Rule 6 exceeding ten per cent (10%) of the Shares in issue on the last Dealing Day before the Date of Grant provided that the number of Options granted as Incentive Stock Options under this Plan (as defined under Rule 17) shall not exceed 10,000,000 Shares. The Board may adjust the aggregate number of Shares in each case to reflect any subsequent variation of Share capital of the Company in such manner as is fair and reasonable.

10.2
To the extent that the Trustee transfers Shares to satisfy an Award, then, unless such Shares were specifically issued by the Company or Treasury Shares transferred to the Trustee to enable the Trustee to satisfy any Award or other right awarded under any Other Share Plan, the Shares subject to such Award or other right shall not be regarded for the purposes of Rule 10.1 as issuable or issued or transferrable or transferred (as the case may be).

11.	Individual Limits

11.1	Subject to Rule 11.3, an Award grant shall be limited and take effect so that immediately following such grant no Participant has been granted in any annual period:

(a)	Market Value Options over Shares with an aggregate Market Value (measured on the Dates of Grant) in excess of 200% of a Participant’s base salary for that annual period (“Salary”); and

(b)	Awards (other than Market Value Options, Bonus Shares and Matching Shares) over Shares with an aggregate Market Value (measured on the Dates of Grant) in excess of 100% of his Salary.

11.2	For the purposes of Rule 11.1 a Participant’s Salary shall be taken to mean his salary for the relevant period before tax and excluding any bonus and benefits in kind.

11.3
If there are exceptional circumstances (including the hiring of new employees) that the Remuneration Committee considers justify making Awards in excess of the limits referred to in Rule 11.1, the Remuneration Committee may, in respect of the relevant Participant apply the limit at Rule 11.1(a) as if it referred to 400% of Salary and the limit at Rule 11.1(b) as if it referred to 200% of Salary.

12.	Tax Liability and satisfaction of Awards in cash

12.1
Where an Option, Stock Appreciation Right or Share Award has Vested in respect of any number of Shares and those Shares have not yet been allotted or transferred to him, the Remuneration Committee may, in its discretion, determine that either:

(a)	in substitution for his right to acquire such number of Shares, the Participant shall be paid a sum equal to the cash equivalent of that number of Shares; or

(b)	the Company or the Trust, as the case may be, shall procure the sale on behalf of the Participant of the Shares and pay to the Participant the net proceeds of sale.

12.2
Where, on the exercise of an Option or Stock Appreciation Right or the Vesting or Release of a Share Award (other than an Option) any Group Company is obliged to account for any Tax Liability, the Participant will bear the cost of the Tax Liability. The relevant Group Company shall require the Participant to make arrangements to its satisfaction to reimburse it for the Tax Liability. If no such arrangements are made the Participant by participating in the Plan shall be deemed to have granted the Company an irrevocable authority to sell or procure the sale of such number of shares as is required to realise net proceeds equal to the Tax Liability.

12.3
Where, on the exercise of an Option or Stock Appreciation Right or the Vesting or Release of a Share Award (other than an Option) the Participant was required under Rule 4.3 either to bear the cost of all or part of the secondary NIC and/or to enter into an NIC Election, the Participant shall make arrangements to the satisfaction of the Relevant Company to reimburse it for the relevant secondary NIC. If no such arrangements are made the Participant by participating in the Plan shall be deemed to have granted the Company an irrevocable authority to sell or procure the sale of such number of shares as is required to realise net proceeds equal to the cost of the secondary NIC that is required to be borne by the Participant or the subject of the NIC Election.

13.	Variation of Share Capital

13.1
In the event of any variation of the Share capital of the Company (including but without prejudice to the generality of the preceding words, any demerger, capitalisation, rights issue, open offer or any consolidation, sub-division or reduction of capital) the Remuneration Committee may make such adjustments as it considers appropriate under Rule 13.2.

13.2	An adjustment may be to one or more of the following:

(a)	the number of Shares subject to any Subsisting Award;

(b)	he Exercise Price at which the Shares may be acquired on the exercise of any Subsisting Option;

(c)
where an Award has Vested or Released or an Option has been exercised but no Shares have been allotted or transferred pursuant to such Vesting, Release, or exercise, the number of Shares which may be so allotted or transferred and the price at which they may be acquired provided that in the case of a rights issue:

13.2.1
where a Share Award is in the form of Restricted Shares or Bonus Shares under Rule 6.1(b), the Participant may be invited to provide funds of his own to the Trustee or the Company to enable the take up of the rights and to the extent that he does not do so, he will be deemed to have given an irrevocable authority to sell sufficient rights nil paid at such time as the Trustee, or the Company, shall, in its discretion, determine to enable the take up with the net proceeds of sale the balance of the entitlement in respect of that Share Award; and

13.2.2
where a Share Award is in the form of a contingent Share Award the Trustee shall (to the extent that the Trustee holds Shares) sell sufficient rights nil paid, at such time as the Trustee shall, in its discretion, determine to enable the Trustee to take up with the net proceeds of sale the balance of the entitlement in respect of that Award. To the extent the Trustee does not hold such Shares, the Company shall make such adjustments in respect of such a contingent Share Award as the Remuneration Committee considers appropriate.

13.3
An adjustment under this Rule 13 may only have the effect of reducing the price at which the Shares may be subscribed for on the exercise of a Market Value Option or a Linked Option to less than their nominal value provided the Board shall take such lawful actions as may be required (including the capitalisation of reserves) in order to permit or procure that such Options may be exercised.

13.4	Any adjustment under this Rule 13 shall be deemed to be effective from the record date at which the respective variation applied to other shares of the same class as the Shares.

13.5
The Remuneration Committee shall take such steps as it considers necessary to notify Participants of any adjustment made under this Rule 13 and to call in, cancel, endorse, issue or reissue any Option or Award Certificate consequent upon such adjustment.

14.	Takeovers & Reconstructions

14.1	If any person obtains Control of the Company as a result of making:

(a)
an offer (whether a general offer or not) to acquire the whole of the issued Share capital of the Company (other than that which is already owned by him) which is unconditional or which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

(b)
an offer (whether a general offer or not) to acquire all the Shares (other than Shares which are already owned by him) in the Company which are of the same class as Shares subject to a Subsisting Award then, subject to Rule 14.6 and Rule 14.9, the Remuneration Committee shall notify all Participants as soon as is practicable of the offer and:

14.1.1
Subsisting Options may, subject to Rule 3.4(ii), Rule 3.6, Rule 9.3(ii) or Rule 9.5 or Rule 12.1 (as applicable), be exercised from 21 days after the date of the receipt of that notification up to the expiry of a period ending on the earlier of:

(a)	six months from the time when the person making the offer has obtained Control of the Company and any condition subject to which the offer is made has been satisfied; and

(b)
30 days after the date of service of a notice to minority shareholders that a person has become bound or entitled to acquire Shares in the Company under any statute or order governing company reconstructions, liquidations or amalgamations and that he intends to exercise his rights under such legislation,

To the extent that any Subsisting Option is unexercised or has not been exchanged for a New Option in accordance with Rule 14.6.1 at the end of such period it shall thereupon lapse; and

14.1.2	all Shares subject to Subsisting Awards (other than Options) shall, subject to Rule 5.3(ii), Rule 5.5 and Rule 12.1, be transferred to the Participants.

14.2
If under any statute or order governing company reconstructions, liquidations or amalgamations it is proposed that the relevant legal authority (“the Court”) sanctions a compromise or arrangement in relation to the Company or likely to apply to Shares in the Company, then the Company shall give notice thereof to all Participants and the Trustee at the same time as it sends notices to members of the Company calling the meeting to consider such a compromise or arrangement and, subject to Rules 14.1, 14.6 and 14.9:

(a)
all Subsisting Options may, subject to Rule 3.4(ii), Rule 3.6, Rule 9.3(ii) or Rule or Rule 12.1 (as applicable), be exercised from the date of the notice up to the expiry of a period of six months after the date the Court sanctions such compromise or arrangement. The exercise of an Option under this Rule 14.2(a) shall be conditional on the compromise or arrangement being sanctioned by the Court and becoming effective. To the extent that any Subsisting Option remains unexercised or has not been exchanged for a New Option in accordance with Rule 14.6 at the end of such period it shall thereupon lapse; and

(b)	all Shares subject to Subsisting Awards (other than Options) shall, subject to Rule 5.3(ii), Rule 5.5 and Rule 12.1 be transferred to the Participants forthwith.

14.3	If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company then:

(a)
all Subsisting Options may, subject to Rule 3.4(ii), Rule 3.6, Rule 9.3(ii) or Rule or Rule 12.1 (as applicable), be exercised in whole or in part at the date notice of the resolution is served (but so that an exercise hereunder shall be conditional upon such resolution being passed) and at any time thereafter until the resolution is duly passed or defeated or the general meeting is concluded or adjourned, whichever shall first occur. Immediately after any such resolution is passed any Subsisting Options shall, to the extent that they are unexercised, thereupon lapse; and

(b)	all Shares subject to a Subsisting Award (other than Options) shall, subject to Rule 5.3(ii), Rule 5.5 and Rule 12.1 be transferred to the Participant upon such resolution being passed.

14.4
If any person becomes bound or entitled to acquire Shares in the Company under any statute or order governing company reconstructions, liquidations or amalgamations and serves notice of his intention to exercise such rights, then:

(a)
all Subsisting Options may, subject to Rule 3.4(ii), Rule 3.6, Rule 9.3(ii) or Rule or Rule 12.1 (as applicable), be exercised during the period in which the person in question is so bound or entitled. To the extent that any Subsisting Option remains unexercised or has not been exchanged for a New Option in accordance with Rule 14.6 at the end of this period it shall thereupon lapse; and

(b)	all Shares subject to Subsisting Awards (other than Options) shall, subject to Rule 5.3(ii), Rule 5.5 and Rule 12.1 be transferred to the Participants forthwith.

14.5
Notwithstanding Rule 14.1 if, following the occurrence of an event as set out at Rules or 14.2 a company has obtained Control of the Company, or a company has become bound or entitled as mentioned in Rule 14.4 (a “Relevant Event”) , the Remuneration Committee procures that all Subsisting Awards (including any Subsisting Awards which have not Vested or been Released (as the case may be) at the date of that Relevant Event) can be exchanged pursuant to Rule 14.6, the

Remuneration Committee may, in its discretion, determine that no Award shall be Vested, Released or lapsed as a result of Rule 14.1; and:

(a)
Subsisting Options do not become exercisable and Shares subject to Subsisting Share Awards (other than Options) do not become transferable as a result of the Relevant Event and any Subsisting Option which is already exercisable ceases to be exercisable as from the date of the Relevant Event; and

(b)
that all Subsisting Awards shall be released in consideration of the Grant of a New Award in accordance with Rules 14.6 and 14.7. Any Performance Conditions which applied to a Subsisting Award will apply to the related New Award subject to such adjustments as the Remuneration Committee considers reasonable to take account of the circumstances and affect of the Relevant Event and the exchange of Awards.

provided that if the Company which is the Acquiring Company in respect of the Relevant Event fails to grant or to make a binding contractual commitment to grant the New Awards pursuant to Rule 14.6 within 40 days after the Relevant Event such resolution of the Remuneration Committee will cease to be effective and all Subsisting Options will be exercisable and Shares subject to Subsisting Share Awards (other than Options) shall be transferred pursuant to Rule 14.1 as if such Rule 14.5 determination had not been made.

14.6
If, as a result of the events specified in Rule 14.1, the Remuneration Committee has required the release of a Subsisting Award in consideration of the grant of a New Award or a company has obtained Control of the Company, the Participant may and, in the case of a Remuneration Committee resolution under Rule 14.5 shall, if that other company (“the Acquiring Company”) so agrees, release any Subsisting Award (including any Subsisting Awards which are the subject of a Rule 14.5 determination) he holds in consideration of the grant of a New Award by the Acquiring Company, and:

14.6.1	a New Award shall be evidenced by an Award Certificate which shall import the relevant provisions of these Rules;

14.6.2	a New Award shall, for all other purposes of this Plan, be treated as having been acquired at the same original time as the corresponding released Award.

14.7
For the purpose of any application of the provisions of this Plan following a release of a Subsisting Award and the grant of a New Award all the Rules of this Plan shall apply mutatis mutandis to such New Award subject only to such amendments as the Remuneration Committee shall consider are necessary or appropriate to reflect the change in identity of the Company over whose shares the New Award subsists and similar consequential changes (including, where appropriate, the adjustment of the Performance Condition). For the avoidance of doubt, a Participant’s New Award shall have the same Vested or unvested status immediately following the release and new grant as the corresponding Awards released by that Participant and any Restrictions to which the Award was subject will continue to apply.

14.8	For the purpose of this Rule 14 other than Rule 14.6 a person shall be deemed to have obtained Control of a company if he and others acting in concert with him have together obtained Control of it.

14.9	Options and Stock Appreciation Rights shall not become exercisable and Shares shall not be allotted or transferred to Participants under this Rule 14 if, when a company acquires Control, or becomes bound or entitled to obtain Control, the majority of the persons comprising its board are members of the Board.

14.10
The exercise of an Option or Stock Appreciation Right or the issue or transfer of Shares subject to a Share Award pursuant to the preceding provisions of this Rule 14 shall be subject to the provisions of Rules 3, 7, 9 and 12.

14.11	A New Award shall not be exercisable or transferable by virtue of the event on which it was granted.

15.	Administration & Amendment

15.1	The Plan shall be administered by the Remuneration Committee whose decision on any matter relating to the Plan shall be final.

15.2	Participants shall not be entitled to:

(a)	receive copies of accounts, circulars or notices sent to holders of Shares;

(b)
exercise voting rights (except in the case of Restricted Shares and where the Remuneration Committee or, where required, the Trustee, has consented; and/or where a Participant’s Award is on terms that he is entitled to vote such Shares); or

(c)
receive dividends (except where: the Remuneration Committee or where required, the Trustee, has consented; and/or where a Participant’s Award is on terms that he is entitled to dividends thereon within Rule 4.4(h));

in respect of Shares which have not yet been issued or transferred to such Participants in accordance with these Rules.

15.3.1	The Remuneration Committee may from time to time amend these Rules provided that:

(a)
subject to 15.3.2, no amendment shall be effective which would materially prejudice the interests of Participants in relation to Awards already granted to them unless such prior consent or sanction of Participants is obtained as would be required under the provisions for the alteration of class rights contained in the Articles of Association of the Company for the time being if the Shares to be allotted or transferred in respect of Subsisting Awards constituted a separate but single class of shares and such Shares were entitled to such right;

(b)	the provisions relating to:

(i)	Eligible Employees;

(ii)	the limits contained in Rule 10; and

(iii)	the basis for determining a Participant’s entitlement under the Plan, the terms of such entitlement and the provisions for the adjustment of the same under the terms of Rule 11;
cannot be altered to the advantage of Participants without the prior approval of the Company in general meeting (except for minor amendments to benefit the administration of the Plan to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment for Participants, or the Company or any Group Company).

15.3.2
Notwithstanding Rule 15.3.1 the Remuneration Committee shall have authority to amend the terms of any Award without the consent of the Participant in any manner whatsoever to the extent that it deems it necessary or desirable to procure or attempt to procure (in compliance with the United States Internal Revenue Code ("the Code")) that his Award is not and/or does not become subject to any additional excise tax, interest and/or penalties under Section 409A of the Code.

15.3.3
If any provision of the Plan and/or the terms of any Award or prospective Award would or might contravene any regulations or Treasury guidance promulgated under or in relation to Section 409A, or would or might cause such Award or prospective Award to be subject to the additional excise tax, interest and/or penalties under Section 409A of the Code, such provisions of the Plan applicable to the affected Award and/or the terms of a Subsisting Award and/or the terms of a prospective Award which it is considered may be or may become subject to taxation under the Code shall be automatically modified (in the case of a Subsisting Award) or modified in order in either case to maintain to the maximum extent practicable, the original intention of the Plan and/or the terms of the Subsisting or other Award without violating the provisions of Section 409A of the Code provided first, that such modifications would not themselves cause a breach of the Code and secondly that the terms of the Plan and/or the relevant Award will not, as a result be materially more advantageous to the affected Participant or potential Participant than other Awards under the Plan.

15.4
The Board may, subject to Rule 15.3, create sub-plans to this Plan in which it may make such amendments to the Rules as it considers necessary or desirable to operate the Plan in any jurisdictions in which Eligible Employees are situated and may implement such sub30 plans in the form of schedules to the Plan applicable to the specified jurisdiction and in particular the Board is hereby authorised to implement such sub-plans which may provide for additional terms and conditions (including holding periods imposed on Shares) provided such additional terms and conditions are not to the material advantage of the Participants of such sub-plans as opposed to the other Participants. For the avoidance of doubt and without prejudice to the generality of the foregoing, the Board is authorised to adopt a sub-plan or sub plans for Eligible Employees situated in France which satisfies the requirements for a French qualified option plan or qualified free share plan or for Eligible Employees situated in the United States or who are subject to tax in the United States which satisfies the requirements for a qualified incentive stock option plan under section 422 of the Code provided in either case that the terms and conditions of such subplan( s) and awards thereunder are not materially different to the terms and conditions of this Plan.

15.5
The Remuneration Committee may, in its discretion, delegate any or all administrative functions in relation to the administration and operation of the Plan as it considers desirable to a sub- committee which may include non-Board members or to a nominated individual member of the Remuneration Committee.

15.6	The cost of establishing and operating the Plan shall be borne by the Group Companies which employ the Participants in such proportions as the Remuneration Committee shall determine.

15.7
Any notice or other communication under or in connection with the Plan may be given by the Company or the Trustee either personally or by post or fax or e-mail or intranet, and to the Company or the Trustee, in a form previously determined as being acceptable to the

Remuneration Committee, either personally or by post or fax or e-mail or intranet to the Secretary of the Company or the Trustee. For the avoidance of doubt the Remuneration Committee may dispense with the requirement to tender an Option Certificate on the exercise of an Option where they authorise any system permitting the exercise of Options by means of electronic notification. Items sent by post shall be prepaid and shall in the case of notices or communications to the Company or the Trustee be treated as received on the day actually received by the Company or the Trustee and in the case of notices from the Company or the Trustee shall be deemed to have been received hours after posting. A requirement under these Rules for the making of any payment may be discharged by the electronic transmission of an authorisation to charge any account or credit card.

15.8
The Remuneration Committee may determine at any time that no further Awards be granted and may from time to time modify or at any time suspend or terminate the Plan (but without prejudice to Awards already granted).

15.9
Any limitations in the Trust in relation to the number of Shares which may be made available in respect of any employees’ share scheme adopted by the Company shall apply to the Plan and it is acknowledged that the Trustee may not hold at any one time such number of Shares as would exceed 5% of the Company’s issued ordinary share capital.

15.10
By accepting any benefit or potential benefit in respect of an Award, a Participant agrees to the holding of information about him by the Company and he authorises the Company and its agents and advisers to use such information for all purposes relating to the operation of this Plan including (without limitation) making information available to HM Revenue & Customs (or overseas tax authority) or to any other person as the Company considers reasonable. By accepting any benefit or potential benefit in respect of an Award, a Participant further agrees that agents of the Company, wherever located, may process data concerning his participation in this Plan and, where necessary, transmit it outside of the United Kingdom.

16.	Miscellaneous

16.1
The rights and obligations of any individual under the terms of his office or employment with any Group Company shall not, except as specifically provided under the Plan, be affected by his participation in the Plan or any right which he may have to participate therein, and an individual who participates in the Plan shall waive any and all rights to compensation or damages in consequence of the termination of his office or employment (whether lawful or not) for any reason whatsoever insofar as those rights arise or may arise from his ceasing to have rights under the Plan as a result of such termination.

16.2
The existence of Awards (whether Share Awards or Options) shall not affect in any way (save for any adjustments required by these Rules) the right or power of the Company or its shareholders to make or authorise any or all adjustments, recapitalisation, reorganisations, reductions of capital, purchase or redemption of its own Shares or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

16.3
Neither the grant of an Award nor any benefit which may accrue to a Participant in respect of an Award shall form part of that Participant’s pensionable remuneration for the purposes of any pension scheme or similar arrangement which may be operated by any Group Company.

16.4
Awards may be granted at any time during a Grant Period unless the making of an Award would be prohibited by legislation or the Model Code. If such a prohibition prevents the making of an Award which might otherwise have been made during a Grant Period, the Award shall be granted immediately upon the prohibition ceasing.

16.5	This plan is an employees’ share scheme within the meaning of section 1166 Companies Act 2006.

16.6
The Plan shall terminate on the first anniversary of its adoption or at any earlier time by the passing of a resolution by the Board or the Company in general meeting. Termination of the Plan shall be without prejudice to the subsisting rights of Participants.

16.7
This Plan and all Awards granted under it shall be governed by and construed in accordance with the laws of England and Wales and any dispute concerning the operation of the Plan will be subject to the exclusive jurisdiction of the English courts.

Part F - Terms applicable to United States employees

17.	Grants to United States employees

17.1	Employees in the United States may receive Awards under the Plan, provided that the following additional rules shall apply to United States employees:

(i)	the Exercise Price of an Option shall not be less than the fair market value of the underlying Shares on the date of grant.

(ii)	options intended to qualify as “incentive stock options” within the meaning of section of the Code (“Incentive Stock Options”) shall meet the requirements of Section 18 below.
(iii) any other Awards shall either meet the requirements of Section 409A of the Code or shall be structured so as not to be subject to the requirements of Section 409A of the Code.
(iv) any adjustments pursuant to Section 13 of the Plan shall be made in accordance with Section 409A and Section 424 of the Code, to the extent applicable.

18.	Incentive Stock Options

18.1	The Company may grant Incentive Stock Options and the following provisions shall apply notwithstanding anything in the Plan to the contrary.

18.2	Incentive Stock Options may be granted only to Participants who are employees of the Company or a parent or subsidiary corporation as defined in section 424 of the Code.

18.3
The Exercise Price of a Share subject to an Incentive Stock Option shall be determined by the Remuneration Committee and may be equal to or greater than the fair market value of a Share on the date the Incentive Stock Option is granted; provided, however, that an Incentive Stock Option may not be granted to an employee who, at the Date of Grant, owns Shares possessing more than

10% of the total combined voting power of all classes of shares of the Company or any Associated Company, unless the Exercise Price per share is not less than 110% of the fair market value of a Share on the Date of Grant.

18.4
An Incentive Stock Option that is granted to an employee who, at the Date of Grant, owns Shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or any Associated Company, may not have a term that exceeds five years from the Date of Grant.

18.5	An Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

18.6
Each Incentive Stock Option shall provide that, if the aggregate fair market value of the Shares on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by an employee during any calendar year under the Plan or any other stock option plan of the Company or an Associated Company exceeds $100,000, then the Option, as to the excess, shall be treated as a non-qualified stock option.

18.7	The Plan shall be approved by the shareholders of the Company within 12 months before or after the date of its adoption.

18.8	No Incentive Stock Options may be granted after the date that is immediately before the tenth anniversary of the date of the adoption of the Plan.